EXHIBIT 4.1


                           UNIGRAPHICS SOLUTIONS INC.

                         1999 BROAD-BASED INCENTIVE PLAN



1. Plan. This Unigraphics Solutions Inc. 1999 Broad-Based Incentive Plan (the "Plan") has been adopted by Unigraphics Solutions Inc., a Delaware corporation (the "Company"), to be effective as of the Effective Date stated below for the purpose stated in paragraph 2 below.

2. Objectives. This Plan is designed to attract and retain Employees (as hereinafter defined), to encourage the sense of proprietorship of the Employees, and to stimulate the active interest of such persons in the development and financial success of the Company and its Subsidiaries. These objectives are to be accomplished by making Awards (as hereinafter defined) under this Plan and thereby providing Participants (as hereinafter defined) with a proprietary interest in the growth and performance of the Company and its Subsidiaries.

3. Definitions. As used herein, the terms set forth below shall have the following respective meanings:

         "Authorized Officer" means the Chairman of the Board (or any other senior officer to whom the Chairman of the Board shall delegate authority to execute any Award Agreement).

         "Award" means the grant of any Option, SAR, Stock Award, Cash Award or Performance Award, whether granted singly, in combination or in tandem, to a Participant pursuant to such applicable terms, conditions and limitations as the Committee may establish in order to fulfill the objectives of the Plan.

         "Award  Agreement" means a written  agreement between the Company and a
         Participant  setting  forth  the  terms,   conditions  and  limitations
         applicable to an Award.

         "Board" means the Board of Directors of the Company.

         "Cash Award" means an award denominated in cash.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         "Committee" means the Compensation Committee of the Board or such other committee of the Board as is designated by the Board to administer the Plan. If at any time no Committee shall be in existence, then the functions of the Committee specified in the Plan shall be exercised by the Board.

         "Common Stock" means the Class A Common Stock, par value $0.01 per share, of the Company.


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         "Dividend  Equivalents"  means,  with  respect to shares of  Restricted
         Stock that are to be issued at the end of the Restriction Period, an amount equal to all dividends and other distributions (or the economic equivalent thereof) that are payable to stockholders of record during the Restriction Period on a like number of shares of Common Stock.

         "Effective Date" means October 21, 1999.

         "Employee" means an individual classified by the Company as an employee of the Company or any of its Subsidiaries or any corporation which directly or indirectly owns shares representing more than 50% of the combined voting power of the shares of all classes or series of capital stock of the Company which have the right to vote generally on matters submitted to a vote of the stockholders of the Company.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

         "Fair Market Value" of a share of Common Stock means (i) if shares of Common Stock are listed on a national securities exchange, the mean between the highest and lowest sales price per share of Common Stock on the consolidated transaction reporting system for the principal national securities exchange on which shares of Common Stock are listed on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, (ii) if shares of Common Stock are not so listed but are quoted on The Nasdaq National Market, the mean between the highest and lowest sales price per share of Common Stock reported by The Nasdaq National Market on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported or (iii) if shares of Common Stock are not so listed or quoted but are traded in the over-the-counter market, the mean between the closing bid and asked price on that date, or, if there are no quotations available for such date, on the last preceding date on which such quotations shall be available, as reported by The Nasdaq Stock Market, or, if not reported by The Nasdaq Stock Market, by the National Quotation Bureau Incorporated.

         "Incentive Stock Option" means an Option that is intended to comply with the requirements set forth in Section 422 of the Code.

         "Nonqualified Stock Option" means an Option that is not an Incentive Stock Option.

         "Option" means a right to purchase a specified number of shares of Common Stock at a specified price.

         "Participant" means an Employee to whom an Award has been made under this Plan.

         "Performance  Award"  means an award  made  pursuant  to this Plan to a
         Participant   that  is  subject  to  the  attainment  of  one  or  more
         Performance Goals.

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         "Performance  Goal" means a standard  established by the Committee,  to determine in whole or in part whether a Performance Award shall be earned.

         "Restricted Stock" means any Common Stock that is restricted or subject to forfeiture provisions.

         "Restriction Period" means a period of time beginning as of the date upon which an Award of Restricted Stock is made pursuant to this Plan and ending as of the date upon which the Common Stock subject to such Award is no longer restricted or subject to forfeiture provisions.

         "Rule 16b-3" means Rule 16b-3 promulgated under the Exchange Act, or any successor rule.

         "SAR" means a right to receive a payment, in cash or Common Stock, equal to the excess of the Fair Market Value or other specified valuation of a specified number of shares of Common Stock on the date the right is exercised over a specified strike price (in each case, as determined by the Committee).

         "Stock Award" means an award in the form of shares of Common Stock or units denominated in shares of Common Stock.

         "Subsidiary" means (i) in the case of a corporation, any corporation of which the Company directly or indirectly owns shares representing more than 50% of the combined voting power of the shares of all classes or series of capital stock of such corporation which have the right to vote generally on matters submitted to a vote of the stockholders of such corporation and (ii) in the case of a partnership or other business entity not organized as a corporation, any such business entity of which the Company directly or indirectly owns more than 50% of the voting, capital or profits interests (whether in the form of partnership interests, membership interests or otherwise).

4. Eligibility. All Employees of the Company and its Subsidiaries are eligible to participate in the Plan.

5. Common Stock Available for Awards. Subject to the provisions of paragraph 14 hereof, there shall be available for Awards under this Plan granted wholly or partly in Common Stock (including rights or options that may be exercised for or settled in Common Stock) an aggregate of 750,000 shares of Common Stock. The number of shares of Common Stock that are the subject of Awards under this Plan, that are forfeited or terminated, expire unexercised, are settled in cash in lieu of Common Stock or in a manner such that all or some of the shares covered by an Award are not issued to a Participant or are exchanged for Awards that do not involve Common Stock, shall again immediately become available for Awards hereunder. The Committee may from time to time adopt and observe such procedures concerning the counting of shares against the Plan maximum as it may deem appropriate. The Board and the appropriate officers of the Company shall from time to time

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         take whatever actions are necessary to file any required documents with governmental authorities, stock exchanges and transaction reporting systems to ensure that shares of Common Stock are available for issuance pursuant to Awards.

6.       Administration.

         (a) This Plan shall be administered by the Committee. To the extent required in order for Awards to Participants who are subject to Section 16 of the Exchange Act to be exempt from Section 16 by virtue of the provisions of Rule 16b-3, the Committee shall consist of at least two members of the Board who meet the requirements of the definition of "Non-Employee Director" set forth in Rule 16b-3(b)(3)(i) promulgated under the Exchange Act.

         (b) Subject to the provisions hereof, the Committee shall have full and exclusive power and authority to administer this Plan and to take all actions that are specifically contemplated hereby or are necessary or appropriate in connection with the administration hereof. The Committee shall also have full and exclusive power to interpret this Plan and to adopt such rules, regulations and guidelines for carrying out this Plan as it may deem necessary or proper, all of which powers shall be exercised in the best interests of the Company and in keeping with the objectives of this Plan. The Committee may, in its discretion and to the extent allowed by law, provide for the extension of the exercisability of an Award, accelerate the vesting or exercisability of an Award, eliminate or make less restrictive any restrictions contained in an Award, waive any restriction or other provision of this Plan or an Award or otherwise amend or modify an Award in any manner that is either (i) not adverse to the Participant to whom such Award was granted or (ii) consented to by such Participant. The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any Award in the manner and to the extent the Committee deems necessary or desirable to further the purposes of the Plan. Any decision of the Committee in the interpretation and administration of this Plan shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned. The functions of the Committee specified in the Plan shall be exercised by the Board, if and to the extent that no Committee exists which has the authority to so administer the Plan or to the extent that the Committee is not comprised solely of Non-Employee Directors for purposes of Rule 16b-3 promulgated under the Exchange Act.

         (c) No member of the Committee or officer of the Company to whom the Committee has delegated authority in accordance with the provisions of paragraph 7 of this Plan shall be liable for anything done or omitted to be done by him or her, by any member of the Committee or by any officer of the Company in connection with the performance of any duties under this Plan, except for his or her own willful misconduct or as expressly provided by statute.

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         (d) In the event the  Company  grants an Award that is contrary to law, the Company may either revoke the grant of the Award or modify the grant of the Award to bring the grant into compliance with the applicable laws.

7. Delegation of Authority. The Committee may delegate to the Chairman of the Board and to other senior officers of the Company its duties under this Plan pursuant to such conditions or limitations as the Committee may establish, except that the Committee may not delegate to any person the authority to grant Awards to, or take other action with respect to, Participants who are subject to Section 16 of the Exchange Act.

8. Awards. The Committee shall determine the type or types of Employee Awards to be made under this Plan and shall designate from time to time the Employees who are to be the recipients of such Awards. Each Award may be embodied in an Award Agreement, which shall contain such terms, conditions and limitations as shall be determined by the Committee in its sole discretion and shall be signed by the Participant to whom the Award is made and by an Authorized Officer for and on behalf of the Company. Awards may consist of those listed in this paragraph 8(a) hereof and may be granted singly, in combination or in tandem. Awards may also be made in combination or in tandem with, in replacement of, or as alternatives to, grants or rights under this Plan or any other employee plan of the Company or any of its Subsidiaries, including the plan of any acquired entity; provided that no Option may be issued in exchange for the cancellation of an Option with a lower exercise price. An Award may provide for the grant or issuance of additional, replacement or alternative Awards upon the occurrence of specified events, including the exercise of the original Award granted to a Participant. All or part of an Award may be subject to conditions established by the Committee, which may include, but are not limited to, continuous service with the Company and its Subsidiaries, achievement of specific business objectives, increases in specified indices, or attainment of specified growth rates and other comparable measurements of performance. Upon the termination of employment by a Participant, any unexercised, deferred, unvested or unpaid Awards shall be treated as set forth in the applicable Award Agreement.

                  (a) Stock Option. An Award may be in the form of an Option. Any Option awarded pursuant to this Plan shall be a Nonqualified Stock Option. The price at which shares of Common Stock may be purchased upon the exercise of a Nonqualified Stock Option shall be not less than, but may exceed, the Fair Market Value of the Common Stock on the date of grant. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Options awarded pursuant to this Plan, including the term of any Options and the date or dates upon which they become exercisable, shall be determined by the Committee. The Company shall not issue any Incentive Stock Options under the Plan.

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                  (b) Stock  Appreciation  Right. An Award may be in the form of an SAR. The terms, conditions and limitations applicable to any SARs awarded pursuant to this Plan, including the term of any SARs and the date or dates upon which they become exercisable, shall be determined by the Committee.

                  (c) Stock Award. An Award may be in the form of a Stock Award. The terms, conditions and limitations applicable to any Stock Awards granted pursuant to this Plan shall be determined by the Committee.

                  (d) Cash Award. An Award may be in the form of a Cash Award. The terms, conditions and limitations applicable to any Cash Awards granted pursuant to this Plan shall be determined by the Committee.

                  (e) Performance Award. Without limiting the type or number of Awards that may be made under the other provisions of this Plan, an Award may be in the form of a Performance Award. A Performance Award shall be paid, vested or otherwise deliverable solely on account of the attainment of one or more pre-established, objective Performance Goals established by the Committee prior to the earlier to occur of (x) 90 days after the commencement of the period of service to which the Performance Goal relates and (y) the elapse of 25% of the period of service (as scheduled in good faith at the time the goal is established), and in any event while the outcome is substantially uncertain. A Performance Goal is objective if a third party having knowledge of the relevant facts could determine whether the goal is met. Such a Performance Goal may be based on one or more business criteria that apply to the individual, one or more business units of the Company, or the Company as a whole, and may include one or more of the following: increased revenue, net income, stock price, market share, earnings per share, return on equity, return on assets or decrease in costs. Unless otherwise stated, such a Performance Goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). Prior to the payment of any compensation based on the achievement of Performance Goals, the Committee must certify in writing that applicable Performance Goals and any of the material terms thereof were, in fact, satisfied. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Performance Awards made pursuant to this Plan shall be determined by the Committee.

9.       Payment of Awards.

         (a) General. Payment of Awards may be made in the form of cash or Common Stock, or a combination thereof, and may include such restrictions as the Committee shall determine, including, in the case of Common Stock, restrictions on transfer and forfeiture provisions. If payment of an Award is made in the form of Restricted Stock, the Award Agreement relating to such shares shall specify whether they are to be issued at the beginning or end of the Restriction Period. In the event

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         that shares of  Restricted  Stock are to be issued at the  beginning of the Restriction Period, the certificates evidencing such shares (to the extent that such shares are so evidenced) shall contain appropriate legends and restrictions that describe the terms and conditions of the restrictions applicable thereto. In the event that shares of Restricted Stock are to be issued at the end of the Restricted Period, the right to receive such shares shall be evidenced by book entry registration or in such other manner as the Committee may determine.

         (b) Deferral. With the approval of the Committee, payments in respect of Awards may be deferred, either in the form of installments or a future lump-sum payment. The Committee may permit selected Participants to elect to defer payment of some or all types of Awards in accordance with procedures established by the Committee. Any deferred payment of an Award, whether elected by the Participant or specified by the Award Agreement or by the Committee, may be forfeited if and to the extent that the Award Agreement so provides.

         (c) Dividends and Interest. Rights to dividends or Dividend Equivalents may be extended to and made part of any Award consisting of shares of Common Stock or units denominated in shares of Common Stock, subject to such terms, conditions and restrictions as the Committee may establish. The Committee may also establish rules and procedures for the crediting of interest on deferred cash payments and Dividend Equivalents for Awards consisting of shares of Common Stock or units denominated in shares of Common Stock.

         (d) Substitution of Awards. At the discretion of the Committee, a Participant may be offered an election to substitute an Award for another Award or Awards of the same or different type.

10. Stock Option Exercise. The price at which shares of Common Stock may be purchased under an Option shall be paid in full at the time of exercise in cash or, if elected by the optionee, the optionee may purchase such shares by means of tendering Common Stock or surrendering another Award, including Restricted Stock, valued at Fair Market Value on the date of exercise, or any combination thereof. The Committee shall determine acceptable methods for Participants to tender Common Stock or another Award; provided that any Common Stock that is or was the subject of an Award may be so tendered only if it has been held by the Participant for six months. The Committee may provide for procedures to permit the exercise or purchase of such Awards by use of the proceeds to be received from the sale of Common Stock issuable pursuant to an Award. Unless otherwise provided in the applicable Award Agreement, in the event shares of Restricted Stock are tendered as consideration for the exercise of an Option, a number of the shares issued upon the exercise of the Option, equal to the number of shares of Restricted Stock used as consideration therefor, shall be subject to the same restrictions as the Restricted Stock so submitted as well as any additional restrictions that may be imposed by the Committee. The Company reserves the right to postpone the delivery of Common Stock

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         issuable  upon  exercise of an Award to the extent  necessary to comply with any applicable listing requirements of any securities exchange or Nasdaq or any applicable federal, state, local, or foreign law.

11. Tax Withholding. The Company shall have the right to deduct applicable taxes from any Award payment and withhold, at the time of delivery or vesting of cash or shares of Common Stock under this Plan, an appropriate amount of cash or number of shares of Common Stock or a combination thereof for payment of taxes required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes. The Committee may also permit withholding to be satisfied by the transfer to the Company of shares of Common Stock theretofore owned by the holder of the Award with respect to which withholding is required. If shares of Common Stock are used to satisfy tax withholding, such shares shall be valued based on the Fair Market Value when the tax withholding is required to be made. The Committee may provide for loans, on either a short term or demand basis, from the Company to a Participant who is an Employee to permit the payment of taxes required by law.

12. Amendment, Modification, Suspension or Termination. The Board may amend, modify, suspend or terminate this Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law, except that no amendment or alteration that would adversely affect the rights of any Participant under any Award previously granted to such Participant shall be made without the consent of such Participant.

13. Assignability. Unless otherwise determined by the Committee and provided in the Award Agreement, no Award or any other benefit under this Plan constituting a derivative security within the meaning of Rule 16a-1(c) under the Exchange Act shall be assignable or otherwise transferable except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder. The Committee may prescribe and include in applicable Award Agreements other restrictions on transfer. Any attempted assignment of an Award or any other benefit under this Plan in violation of this paragraph 13 shall be null and void.

14.      Adjustments.

         (a) The existence of outstanding Awards shall not affect in any manner the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital stock of the Company or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock (whether or not such issue is prior to, on a parity with or junior to the Common Stock) or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate

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         act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.

         (b) In the event of any subdivision or consolidation of outstanding shares of Common Stock, declaration of a dividend payable in shares of Common Stock or other stock split, then (i) the number of shares of Common Stock reserved under this Plan, (ii) the number of shares of Common Stock covered by outstanding Awards in the form of Common Stock or units denominated in Common Stock, (iii) the exercise or other price in respect of such Awards, and (iv) the appropriate Fair Market Value and other price determinations for such Awards shall each be proportionately adjusted by the Board to reflect such transaction. In the event of any other recapitalization or capital reorganization of the Company, any consolidation or merger of the Company with another corporation or entity, the adoption by the Company of any plan of exchange affecting the Common Stock or any distribution to holders of Common Stock of securities or property (other than normal cash dividends or dividends payable in Common Stock), the Board shall make appropriate adjustments to (i) the number of shares of Common Stock covered by Awards in the form of Common Stock or units denominated in Common Stock, (ii) the exercise or other price in respect of such Awards, and (iii) the appropriate Fair Market Value and other price determinations for such Awards to give effect to such transaction shall each be proportionately adjusted by the Board to reflect such transaction; provided that such adjustments shall only be such as are necessary to maintain the proportionate interest of the holders of the Awards and preserve, without exceeding, the value of such Awards. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Board shall be authorized to issue or assume Awards by means of a substitution of new Awards, as appropriate, for previously issued Awards or an assumption of previously issued Awards as part of such adjustment.

15. Restrictions. No Common Stock or other form of payment shall be issued with respect to any Award unless the Company shall be satisfied based on the advice of its counsel that such issuance will be in compliance with applicable federal and state securities laws. It is the intent of the Company that this Plan comply with Rule 16b-3 with respect to persons subject to Section 16 of the Exchange Act unless otherwise provided herein or in an Award Agreement, that any ambiguities or inconsistencies in the construction of this Plan be interpreted to give effect to such intention, and that if any provision of this Plan is found not to be in compliance with Rule 16b-3, such provision shall be null and void to the extent required to permit this Plan to comply with Rule 16b-3. Certificates evidencing shares of Common Stock delivered under this Plan (to the extent that such shares are so evidenced) may be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or transaction reporting system upon which the Common Stock is then listed or to which it is admitted for quotation and any applicable federal or state securities law. The Committee may cause a legend or

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         legends  to  be  placed  upon  such   certificates  (if  any)  to  make
         appropriate reference to such restrictions.

16. Unfunded Plan. Insofar as it provides for Awards of cash, Common Stock or rights thereto, this Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants who are entitled to cash, Common Stock or rights thereto under this Plan, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by cash, Common Stock or rights thereto, nor shall this Plan be construed as providing for such segregation, nor shall the Company, the Board or the Committee be deemed to be a trustee of any cash, Common Stock or rights thereto to be granted under this Plan. Any liability or obligation of the Company to any Participant with respect to an Award of cash, Common Stock or rights thereto under this Plan shall be based solely upon any contractual obligations that may be created by this Plan and any Award Agreement, and no such liability or obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Board nor the Committee shall be required to give any security or bond for the performance of any obligation that may be created by this Plan.

17. Governing Law. This Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, shall be governed by and construed in accordance with the laws of the State of Delaware.

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